UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 1934

Date of Report (Date of earliest event reported): August 28, 2012

Coronado Biosciences, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 New England Executive Park, Burlington, MA		01803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 238-6621

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2012, we entered into a Loan and Security (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc. (“Hercules”) pursuant to which we received a $15 million term loan from Hercules. The loan bears interest at a rate per annum equal to the greater of (i) 9.25% or (ii) 9.25% plus the sum of the prevailing prime rate minus 3.25% and matures on March 1, 2016 .

Pursuant to the terms of the Loan Agreement, we will make interest-only payments for 12 months, and thereafter repay the principal balance of the loan with interest in 30 monthly installments. We may extend the interest-only period for an additional six months, contingent upon the achievement of certain development milestones.

In connection with the Loan Agreement, we granted first priority liens and security interests in substantially all of our assets (exclusive of intellectual property) as collateral for the obligations under the Loan Agreement.

The Loan Agreement also contains representations and warranties by us and Hercules and indemnification provisions in favor of Hercules and customary covenants (including limitations on other indebtedness, liens, acquisitions, investments and dividends, but no financial covenants), and events of default (including payment defaults, breaches of covenants following any applicable cure period, a material impairment in the perfection or priority of Hercules’ security interest or in the collateral, and events relating to bankruptcy or insolvency).

Pursuant to the Loan Agreement, Hercules has the right to participate, in an amount of up to $2,000,000, in subsequent private placements of our equity securities.

In connection with the Loan Agreement, we issued to Hercules a seven-year warrant to purchase 73,009 shares of our common stock at an exercise price of $5.65 per share (the “Warrant”) and granted to Hercules certain “piggyback” registration rights with respect to the shares of common stock underlying the Warrant.

The descriptions of the Loan Agreement and the Warrant contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement and the Warrant, including exhibits thereto, which are attached to this Current Report on Form 8-K as Exhibit 10.39 and Exhibit 4.10, respectively, and are incorporated herein by reference.

On August 29, 2012, we issued a press release regarding the Loan Agreement and the Warrant, which is attached hereto as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Warrant was issued to Hercules in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.10	Warrant to Purchase Common Stock issued by the Registrant to Hercules Technology Growth Capital, Inc.

10.39	Loan and Security Agreement dated August 28, 2012 between the Registrant and Hercules Technology Growth Capital, Inc.

99.1	Press Release dated August 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO BIOSCIENCES, INC.

By:	/s/ Dale Ritter
	Name:	Dale Ritter
	Title:	Chief Accounting Officer

Dated: August 29, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.10	Warrant to Purchase Common Stock issued by the Registrant to Hercules Technology Growth Capital, Inc.

10.39	Loan and Security Agreement dated August 28, 2012 between the Registrant and Hercules Technology Growth Capital, Inc.

99.1	Press Release dated August 29, 2012